Exhibit 99.1

Hanger, Inc. Completes Acquisition by Patient Square Capital

AUSTIN, Texas--(BUSINESS WIRE)-- Hanger, Inc. (NYSE: HNGR), a leading provider of orthotic and prosthetic (O&P) patient care services and solutions, today announced the completion of its previously announced transaction to be acquired by Patient Square Capital, a leading dedicated health care investment firm, in an all-cash transaction. The acquisition was previously announced on July 21, 2022, and Hanger’s stockholders approved the transaction at a Special Meeting of Stockholders held on September 30, 2022.

As a result of the completion of the acquisition, Hanger stockholders will receive $18.75 in cash per share of common stock, and Hanger’s common stock will no longer be traded on the New York Stock Exchange (NYSE). With the closing of the transaction, Hanger will now be a private company and will have more flexibility to invest in future growth initiatives to better serve its patients and customers, while remaining true to its purpose, vision, values, and brand.

“This milestone represents an exciting new chapter for Hanger,” said Vinit Asar, President and Chief Executive Officer, who will continue to lead Hanger. “I would like to thank our entire team for their collective efforts to fulfill our purpose of empowering human potential together, keeping the patient at the center of everything we do. We look forward to partnering with Patient Square Capital to deliver continued growth, innovation, and high-quality care, and positively impact more lives.”

Additional details can be found in a Current Report on Form 8-K to be filed by Hanger with the Securities and Exchange Commission.

About Hanger, Inc.

Headquartered in Austin, Texas, Hanger, Inc. (NYSE: HNGR) provides comprehensive, outcomes-based orthotic and prosthetic (O&P) services through its Patient Care segment, with approximately 875 Hanger Clinic locations nationwide. Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions. Recognized by Forbes as one of America’s Best Employers for 2022, and rooted in 160 years of clinical excellence and innovation, Hanger is a purpose-driven company with a vision to lead the O&P markets by providing superior patient care, outcomes, services and value, aimed at empowering human potential.

About Patient Square Capital

Patient Square Capital (www.patientsquarecapital.com) is a dedicated health care investment firm that partners with best-in-class management teams whose products, services and technologies improve health. Patient Square utilizes deep industry expertise, a broad network of relationships and a true partnership approach to make investments in companies grow and thrive. Patient Square invests in businesses that strive to improve patient lives, strengthen communities, and create a healthier world. Patient Square’s team of industry-leading executives is differentiated by the depth of focus in health care, the breadth of health care investing experience, and the network it can activate to drive differentiated outcomes.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information concerning the effects of the merger (the “Merger”) of Hanger, Inc. (“Hanger”) and Hero Merger Sub, Inc. (“Merger Sub”), a subsidiary of Hero Parent, Inc. (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 21, 2022, by and among Parent, Merger Sub and Hanger, including our current expectations, estimates and projections about the potential benefits of the transaction, our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar words. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these assumptions are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent releases or reports. These statements involve risks, estimates, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in these statements and elsewhere in this press release. These uncertainties include, but are not limited to the risk that the Merger disrupts our current plans and operations or diverts management’s attention from its ongoing business; the effects of the Merger on our business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the nature, cost and outcome of any legal proceedings related to the Merger; the financial and business impacts of COVID-19 on our operations and the operations of our customers, suppliers, governmental and private payers and others in the healthcare industry and beyond; labor shortages and increased turnover in our employee base; contractual, inflationary and other general cost increases, including with regard to costs of labor, raw materials and freight; federal laws governing the health care industry; governmental policies affecting O&P operations, including with respect to reimbursement; failure to successfully implement a new enterprise resource planning system or other disruptions to information technology systems; the inability to successfully execute our acquisition strategy, including integration of recently acquired O&P clinics into our existing business; changes in the demand for our O&P products and services, including additional competition in the O&P services market; disruptions to our supply chain; our ability to enter into and derive benefits from managed-care contracts; our ability to successfully attract and retain qualified O&P clinicians; and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the six months ended June 30, 2022, each as filed with the Securities and Exchange Commission. The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

Investor Relations Contact:
Asher Dewhurst
(443) 213-0503
HangerIR@westwicke.com

Media Contact:

Krisita Burket

(904) 239-4627

kburket@hanger.com

Patient Square Capital Contact:

Shree Dhond/Doug Allen

Dukas Linden Public Relations

646-808-3600

PatientSquare@DLPR.com

Source: Hanger, Inc.

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